UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 15, 2017

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

OphthaliX, Inc., 10 Bareket Street, Petach Tikva, Israel 4951778

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

As disclosed under the sections entitled “The Merger” and “The Merger Agreement” beginning at pages 59 and 73, respectively, of the final prospectus contained in the Registration Statement on Form S-4 and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2017 by OphthaliX, Inc., now known as Wize Pharma, Inc. (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 21, 2017, with Bufiduck Ltd., a company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“Merger Sub”) and Wize Pharma Ltd., a company formed under the laws of the State of Israel (“Wize Israel”), which contemplated the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming a wholly owned subsidiary of the Company.

This Current Report on Form 8-K (the “Report”) is being filed in connection with a series of transactions consummated by us that relate to the Merger (as defined below) between Merger Sub and Wize Israel, which transactions are described herein, together with certain related actions taken by the Company. This information is as of November 16, 2017, the date of the Merger (as defined below).

As a result of the Merger, the Company will continue the business operations of Wize Israel as a publicly traded company under the name “Wize Pharma, Inc.”

This Report contains summaries of the material terms of various agreements executed in connection with the Merger described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to, these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Prior to the Merger, the Company was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result of the Merger, the Company has ceased to be a “shell company.” The information contained in this Report constitutes the information necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (“Securities Act”).

Unless derived from Wize Israel’s financial statements or otherwise indicated, U.S. dollar translations of NIS amounts presented in the Report are translated using the rate of NIS 3.529 to one U.S. dollar, the exchange rate reported by the Bank of Israel for September 30, 2017.

The information contained in this Report responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Form 10 Information.
Description of Business.
Risk Factors.
Management’s Discussion and Analysis of Financial Condition and Results of Operation.
Properties.
Security Ownership of Certain Beneficial Owners and Management.
Directors and Executive Officers.
Executive Compensation.
Certain Relationships and Related Transactions, and Director Independence.
Legal Proceedings.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Recent Sales of Unregistered Securities.
Description of Registrant’s Securities to be Registered.
Indemnification of Directors and Officers.
Financial Statements and Supplementary Data.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Financial Statements and Exhibits.
Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 7.01	Regulation FD.
Item 9.01	Financial Statements and Exhibits.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Report contains forward-looking statements, about the Company’s expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, the Company’s representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of the Company’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause the Company’s actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This Report identifies important factors which could cause the Company’s actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this Report are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the Company has substantial debt which may adversely affect the Company by limiting future sources of financing, interfering with the Company’s ability to pay interest and principal on its indebtedness and subjecting the Company to additional risks;

●	the Company needs to raise additional capital to meet its business requirements in the future, and such capital raising may be costly or difficult to obtain and will dilute current shareholders’ ownership interests;

●	the Company’s current pipeline is based on a single compound, LO2A and on the continuation of the Company’s license to commercialize LO2A;

●	the Company’s inability to expand its rights under the Company’s license agreement for LO2A may have a detrimental effect on its business;

●	the initiation, timing, progress and results of the Company’s preclinical studies, clinical trials and other product candidate development efforts;

●	the Company’s ability to advance its product candidate into clinical trials or to successfully complete the Company’s preclinical studies or clinical trials;

●	the Company’s receipt of regulatory approvals for its product candidate, and the timing of other regulatory filings and approvals;

●	the clinical development, commercialization and market acceptance of LO2A;

●	the Company’s ability to establish and maintain corporate collaborations;

●	the implementation of the Company’s business model and strategic plans for its business and product candidate;

●	the scope of protection the Company is able to establish and maintain for intellectual property rights covering LO2A and its ability to operate its business without infringing the intellectual property rights of others;

●	estimates of the Company’s expenses, future revenues, and capital requirements;

●	competitive companies, technologies and its industry; and

●	statements as to the impact of the political and security situation in Israel on the Company’s business.

All forward-looking statements attributable to us or persons acting on the Company’s behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. The Company undertakes no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

On November 16, 2017 (the “Closing Date”), the Company, which has been renamed “Wize Pharma, Inc.,” completed its transaction with Wize Israel in accordance with the terms of the Merger Agreement pursuant to which Merger Sub merged with and into Wize Israel, with Wize Israel surviving as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger and under the terms of the Merger Agreement:

●	at the effective time of the Merger (the “Effective Time”) each ordinary share of Wize Israel that was issued and outstanding was automatically cancelled and converted into 4.1445791236989 shares of common stock of the Company (the “Exchange Ratio”). As a result, an aggregate of 93,971,259 shares of common stock of the Company were issued to former Wize Israel shareholders. The pre-Merger stockholders of the Company retained an aggregate of 10,441,251 shares of the common stock of the Company;

●	a convertible loan entered into between Wize Israel and Rimon Gold Assets Ltd. (“Rimon Gold”) entered into on March 20, 2016 (as amended on March 30, 2016, the “2016 Loan Agreement”) in the principal amount of NIS 2 million (approximately $567,000) was adjusted based on the Exchange Ratio and became convertible into shares of Company common stock at a conversion price of NIS 0.15 (approximately $0.04), subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement;

●	a convertible loan entered into between Wize Israel and Ridge Valley Corporation (“Ridge”), and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Shimson Fisher (together, the “2017 Lenders”), entered into on January 15, 2017 (the “2017 Loan Agreement”) in the principal amount of NIS 3 million (approximately $850,000) was adjusted based on the Exchange Ratio and became convertible into shares of Company common stock at a conversion price of NIS 0.17 (approximately $0.05), subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement;

●	under the 2016 Loan Agreement, as modified by the 2017 Loan Agreement, Rimon Gold has the right, until the lapse of 18 months following the conversion of the loan under the 2016 Loan Agreement, to invest up to NIS 3 million (approximately $850,000), in the aggregate, at an agreed price per share (as adjusted based on the Exchange Ratio) of NIS 0.21 (approximately $0.06), if the Company conducts any equity financing;

●	under the 2017 Loan Agreement, the 2017 Lenders, have the right until the lapse of 18 months following the conversion of the loan under the 2017 Loan Agreement, to make investments in the Company in an amount equal to NIS 1.50 for each NIS 1.00 of its respective loan amount converted, at an agreed price per share equal to 120% of the loan conversion price;

●	Wize Israel undertook to cause the Company to issue, to investors in a private placement of Wize Israel that was completed in July and August 2017, warrants to purchase (as adjusted based on the Exchange Ratio) an aggregate of 21,696,873 shares of common stock of the Company at an exercise price of $0.082 (the “PIPE Warrants”);

●	immediately prior to the Effective Time, the Company sold on an “as is” basis to Can-Fite BioPharma Ltd (“Can-Fite”) (the Company’s pre-Merger parent and pre-Merger holder of approximately 82% of the outstanding shares of common stock of the Company) all the ordinary shares of Eyefite Ltd., a former wholly owned subsidiary of the Company, in exchange for the irrevocable cancellation and waiver of all indebtedness owed by the Company and Eyefite to Can-Fite, including approximately $5 million of deferred payments owed by the Company and Eyefite to Can-Fite and, as part of the purchase of Eyefite, Can-Fite also assumed certain accrued milestone payments in the amount of $175,000 under the Can-Fite License Agreement (as defined below). In addition, that certain exclusive license of Can-Fite’s CF101 drug candidate for the treatment of ophthalmic diseases granted to the Company and that related services agreement was terminated pursuant to a Termination of License Agreement and a Termination of Services Agreement that was entered into;

●	immediately following the Effective Time, Ron Mayron, Yossi Keret, Dr. Franck Amouyal and Joseph Zarzewsky were appointed to the board of directors of the Company to hold office until the earlier of the next annual meeting where directors will be appointed, such director’s successor is elected and qualified, or until such director’s earlier resignation or removal and following those appointments, Pnina Fishman, Ph.D. Ilan Cohen, Ph.D., Guy Regev and Roger Kornberg, Ph.D. resigned from the board of directors of the Company. Accordingly, the board of directors of the Company consists of five members, Ron Mayron, Yossi Keret, Dr. Franck Amouyal, Joseph Zarzewsky and Michael Belkin, Ph.D.;

●	immediately following the Effective Time, Pnina Fishman, Ph.D., Itay Weinstein and Ronen Kantor resigned as officers of the Company and the newly constituted board appointed Or Eisenberg as Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and Noam Danenberg as Chief Operating Officer; and

●	Wize Israel ordinary shares were delisted from the Tel Aviv Stock Exchange and there will no longer be a public trading market for Wize Israel ordinary shares in Israel. Company common stock will continue to be quoted on the OTC Pink under the symbol “WIZP”. The Company intends to be quoted on the OTCQB in the near term.

Immediately following the completion of the Merger, the pre-Merger Company stockholders continued to hold 10,441,251 shares, or 10% of the issued and outstanding common stock of the Company, and former Wize Israel shareholders own 93,971,259 shares, or 90% of the issued and outstanding common stock of the Company (both percentages excluding (i) shares of common stock issuable upon the exercise of the shares issuable upon conversion of the 2016 Loan Agreement and 2017 Loan Agreement (together, the “Convertible Loans”), (ii) shares of common stock issuable upon the exercise of the future investment rights under the Convertible Loans (the “Future Investment Rights”), (iii) shares of common stock issuable upon the exercise of the PIPE Warrants, and (iv) shares of common stock issuable upon the exercise of certain options held by pre-Merger directors and officers of the Company (the “Company Stock Options”). In the event all the Convertible Loans, Future Investment Rights, PIPE Warrants and Company Stock Options were to be exercised in full, then pre-Merger stockholders and option holders of the Company would own 10,558,751 shares, and their combined ownership percentage would be reduced to approximately 5.4% of the issued and outstanding common stock of the Company, and the former Wize Israel shareholders and holders of Convertible Loans on a combined basis would own 185,589,375 shares, or approximately 94.6% of the issued and outstanding common stock of the Company, assuming, for the purposes of this calculation, a total of 196,148,126 shares of Company common stock issued and outstanding on a fully diluted basis.

As a result of the Merger, the business of Wize Israel became the ongoing business of the Company.

The Merger is being accounted for as a reverse recapitalization of the Company by Wize Israel. Under reverse recapitalization accounting, the assets and liabilities of the Company will be recorded, as of the completion of the Merger, at their historical amounts. Consequently, the interim consolidated financial information of Wize Israel reflects the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The interim consolidated financial information includes the accounts of Wize Israel since the effective date of the reverse recapitalization and the accounts of the Company since inception.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

FORM 10 INFORMATION

Item 2.01(f) of this Report states that if the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), as the Company was immediately before the Merger, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10.

Business

General. Subject to the Recent Developments discussed below, the business of the Company following the Merger is described in the Proxy Statement/Prospectus in the section entitled “Wize Business Description” beginning on page 91 and that information is incorporated herein by reference.

Recent Developments. The following Recent Developments supersede and modify any information in the “Wize Business Description” and “Risk Factors” that are incorporated by reference from the Proxy Statement/Prospectus.

On September 6, 2017, Resdevco Ltd. (“Resdevco”), the licensor of certain rights to Wize Israel of LO2A under a license agreement (the “LO2A License Agreement”), granted to Wize Israel, sole rights to commercialize LO2A in China. By agreement dated September 25, 2017, Wize Israel and Resdevco agreed that Wize Israel’s sold rights to commercialize LO2A in China shall be limited to one year if by September 6, 2018, Wize Israel has not signed a distribution agreement for LO2A in China.

On October 26, 2017, Wize Israel announced the termination of its single-center trial in Israel that commenced in January 2017 (“Single Center Trial”). The Single Center Trial was a Phase II, randomized, double-blind, placebo-controlled, pilot study carried out in parallel groups that was intended to evaluate the safety and efficacy of LO2A for patients suffering from moderate to severe Conjunctivochalasis (“CCH”), with Wize Israel having sole access to the trial data. On October 24, 2017, Wize Israel received notice from the contract research organization that manages and supervises Wize Israel’s clinical trials ("CRO"), that an inadequate amount of quality information may be derived from the results collected thusfar, given that there is no correlation in the reaction of both eyes to LO2A, in contrast to professional literature and other trials. In addition, the recruitment rate of patients was less than required and there was a higher than expected dropout rate. In light of the above, the CRO concluded that the results of the trial would be of no use even if the trial continued until the end of its term. Based on the CRO’s conclusion, Wize Israel determined to terminate the trial and to save the future costs that would be incurred in connection with such trial. For the avoidance of doubt, this does not impact the multi-center clinical trial that Wize Israel is conducting at five different centers in Israel which commenced in August 2016 (the “Multi-Center Trial”). The Multi-Center Trial is a Phase II randomized, double-blind, placebo-controlled study carried out in parallel groups that is evaluating the safety and efficacy of LO2A for patients suffering from moderate to severe CCH. As of October 26, 2017, the Multi-Center Trial had already enrolled 43 out of the planned 62 patients, with the treatment time for each patient being three months.

On November 3, 2017, Wize Israel entered into a framework agreement with a Chinese pharmaceutical company (the “Chinese Distributor”), whereby, subject to the negotiation and execution of a detailed distribution agreement and obtaining necessary regulatory approvals in China, the Chinese Distributor will act as exclusive distributor in China of LO2A. The framework agreement includes, among other things, minimum purchase obligations of the Chinese Distributor, which Wize Israel estimated to range, over the five-year period of the contemplated agreement, between $22.5 million to $39 million. As of the date hereof, no detailed distribution agreement has been entered into with the Chinese Distributor and the regulatory process has not been completed and it is not possible at this stage to determine when these conditions will be completed, if ever, and, even if completed, the final terms of such detailed distribution agreement and the expected revenues therefrom.

Wize Israel plans on initiating a Phase II randomized, double-blind, placebo-controlled study in up to 40 patients evaluating the safety and efficacy of LO2A for patients suffering from DES with Sjögren’s syndrome (“Sjögren’s”).

Risk Factors

The risks associated with the Company’s business following the Merger are described in the Proxy Statement/Prospectus in the section entitled “Risks Related to OphthaliX Following the Merger,” “Risks Related to the Business of Wize,” “Risks Related to Wize’s Business and Regulatory Matters,” “Risks Related to Wize’s Intellectual Property,” “Risks Related to Wize’s Industry Risks,” and “Risks Related to Wize’s Operations in Israel” beginning on page 17 and are all incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

You should read the following discussion and analysis of Wize Israel’s financial condition and results of operations together with “Selected historical consolidated financial information” and Wize Israel’s audited annual consolidated financial statements as of December 31, 2016 and December 31, 2015 and unaudited interim consolidated financial statements as of September 30, 2017 and accompanying notes appearing elsewhere in this Report and in the documents incorporated by reference in this Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report. All amounts are in U.S. dollars and rounded.

Overview

Wize Israel is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). Wize Israel has in-licensed a formula known as LO2A, a drug developed for the treatment of DES and other ophthalmological illnesses, including CCH and Sjögren’s.

Wize Israel has not generated any revenues from operations since its inception and although it anticipates generating some immaterial revenue in Israel and the Ukraine during the first half of 2018, Wize Israel does not currently expect to generate any significant revenues for the foreseeable future, primarily because LO2A is still in early clinical stage development in the markets and for the indications Wize Israel is currently targeting. Although Wize Israel’s operating expenses have decreased from $1,811,000 in the year ended December 31, 2015 to $1,034,000 in the year ended December 31, 2016, in order to finance its current strategic plans, including the conduct of ongoing and future clinical trials as well as further research and development, Wize Israel will require significant additional capital and, assuming Wize Israel will have sufficient liquidity resources, Wize Israel anticipates it will incur significantly higher costs in the foreseeable future.

Results of Operations

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

	Year Ended December 31,
	2016	2015

Operating expenses:
Research and development	$240,000	$1,204,000
General and administrative	794,000	607,000
Total operating costs	1,034,000	1,811,000
Financial expenses, net	105,000	44,000
Net loss	$1,139,000	$1,855,000

Revenues

Wize Israel did not generate any revenues from operations during the years ended December 31, 2016 and 2015. Wize Israel had no revenues primarily because (1) from the time of the creditors’ arrangement in February 2015 until May 2015, when Wize Israel entered into the LO2A License Agreement, Wize Israel did not conduct any business operations and (2) thereafter, currently, Wize Israel is engaged primarily in research and development.

Operating Expenses

Research and development expenses. Research and development expenses were $240,000 for the year ended December 31, 2016, compared to $1,204,000 for the year ended December 31, 2015, a decrease of $964,000 or 80%. The decrease in research and development expenses is primarily related to the issuance in 2015 by Wize Israel of 873,526 of its ordinary shares (fair value of $801,000) as payment to the consultant that introduced Wize Israel to Resdevco, which amount was partially offset by the increased expenses in 2016, all of which related to the Phase II clinical trials that commenced in August 2016. For more information with respect to the expenses of Wize Israel in connection with entering into the LO2A License Agreement, please see Note 4 of the audited financial statements of Wize Israel filed as Exhibit 99.1 to this Report.

General and administrative expenses. General and administrative expenses were $794,000 for the year ended December 31, 2016, compared to $607,000 for the year ended December 31, 2015, an increase of $187,000 or 31%. The increase in general and administrative expenses during these periods is primarily related to payroll and benefits of $121,000, professional services and consultation of $96,000 and taxes and other expenses of $28,000, which expense increase were partially offset by a decrease of $21,000 in rent and office maintenance and a decrease of $37,000 in directors’ salary and insurance.

Financial Expenses, Net. Financial expenses, net were $105,000 for the year ended December 31, 2016 compared to financial expenses, net of $44,000 for the year ended December 31, 2015, a change of $61,000 or 139%. In 2016, the total financial expenses were $181,000, $138,000 of which is amortization of beneficial conversion feature (“BCF”), debt issuance costs related to the 2016 Loan (as defined below) and accrued interest on the 2016 Loan, $38,000 of which is amortization of discount and exchange rate differences related to license purchase obligations pursuant to the Convertible Loans and $5,000 is interest and bank commissions and fees. The total financial expenses of $181,000 in 2016 were reduced by $76,000, which reflects the financial income as a result of the change in the fair value of the derivative liability for the Right to Future Investment. In 2015, all $44,000 in financial expenses were as a result of amortization of discount and exchange rate differences related to license purchase obligations pursuant to the Convertible Loans.

Net Loss. As a result of the foregoing, Wize Israel incurred a net loss of $1,139,000 for the year ended December 31, 2016 compared to a net loss of $1,855,000 for the year ended December 31, 2015, a decrease in the net loss of $716,000 or 39%.

Nine and Three Months Ended September 30, 2017 Compared to the Nine and Three Months Ended September 30, 2016

	Nine Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
	Unaudited		Unaudited

Operating expenses:
Research and development	$288,000	$158,000	$107,000	$40,000
General and administrative	760,000	600,000	229,000	226,000
Total operating costs	1,048,000	758,000	336,000	266,000
Financial expenses, net	1,016,000	108,000	392,000	51,000
Net loss	$2,064,000	$866,000	$728,000	$317,000

Revenues

Wize Israel did not generate any revenues from operations during the nine and three months ended September 30, 2017 and 2016. Wize Israel had no revenues primarily because (1) from the time of the creditors’ arrangement in February 2015 until May 2015, when Wize Israel entered into the LO2A License Agreement, Wize Israel did not conduct any business operations and (2) thereafter, Wize Israel is engaged primarily in research and development.

Operating Expenses

Research and development expenses

Research and development expenses were $288,000 for the nine months ended September 30, 2017, compared to $158,000 for the nine months ended September 30, 2016, an increase of $130,000 or 82%. The increase in research and development expenses is primarily related to the service of a clinical research organization in connection with clinical trials.

Research and development expenses were $107,000 for the three months ended September 30, 2017, compared to $40,000 for the three months ended September 30, 2016, an increase of $67,000 or 168%. The increase in research and development expenses is primarily related to an increase in fees of a clinical research organization in connection with clinical trials.

General and administrative expenses

General and administrative expenses were $760,000 for the nine months ended September 30, 2017, compared to $600,000 for the nine months ended September 30, 2016, an increase of $160,000 or 26%. The increase in general and administrative expenses during these periods is primarily related to an increase of professional services of $239,000, offset by a decrease in payroll and benefits of $39,000 and directors’ salary and insurance of $47,000, leasing and maintenance of offices of $15,000.

General and administrative expenses were $229,000 for the three months ended September 30, 2017, compared to $226,000 for the three months ended September 30, 2016, an increase of $3,000 or 1%. The increase in general and administrative expenses during these periods is immaterial.

Financial Expenses, Net

Financial expenses, net were $1,016,000 for the nine months ended September 30, 2017 compared to financial expenses, net of $108,000 for the Nine months ended September 30, 2016, a change of $908,000 or 840%. In the first three quarters of 2017, total financial expenses were $1,016,000, with $246,000 resulting from the change in the fair value of derivative liability with respect to the Right to Future Investment, $762,000 of which are amortization of BCF and debt issuance costs for the Convertible Loans and accrued interest on Convertible Loans, and $7,000 are interest and bank commissions and fees.. In the first three quarters of 2016, $22,000 of the financial expenses are as a result of amortization of discount and exchange rate differences on license purchase obligation, $85,000 of which are amortization of BCF and debt issuance costs for 2016 Loan and accrued interest on 2016 Loan, and $1,000 are interest and bank commissions and fees. For information related to the changes in the financial expenses, net refer to Note 10 in the unaudited interim consolidated financial statements as of September 30, 2017 filed as Exhibit 99.2 to this Report.

Financial expenses, net were $392,000 for the three months ended September 30, 2017 compared to financial expenses, net of $51,000 for the three months ended September 30, 2016, a change of $341,000 or 668%. During the three months ended September 30, 2017, total financial expenses were $392,000, with $382,000 of which are amortization of BCF and debt issuance costs for 2016 Loan and 2017 Loan and accrued interest on 2016 Loan and 2017 Loan, $5,000 of the financial expenses are as a result of amortization of discount and exchange rate differences on license purchase obligation and $5,000 are interest and bank commissions and fees. During the three months ended September 30, 2016, $6,000 of the financial expenses are as a result of amortization of discount and exchange rate differences on license purchase obligation $49,000 of which are amortization of BCF and debt issuance costs for 2016 Loan and accrued interest on 2016 Loan, and financial income of $4,000 are interest and bank commissions and fees. For information related to the changes in the financial expenses, net refer to Note 10 in the unaudited interim consolidated financial statements as of September 30, 2017 filed as Exhibit 99.2 to this Report.

Net Loss

As a result of the foregoing, Wize Israel incurred a net loss of $2,064,000 and $728,000 for the nine and three months ended September 30, 2017 compared to a net loss of $866,000 and $317,000 for the nine and three months ended September 30, 2016, an increase in the net loss of $1,198,000 or 138% and an increase in the net loss of $411,000 or 130%.

Liquidity and Capital Resources

General

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures. Since the court-approved creditors arrangement completed in February 2015, Wize Israel financed its operations primarily through equity and convertible debt financings in private placements, as described below.

Working Capital and Cash Flows

As of December 31, 2016 and December 31, 2015, Wize Israel had $28,000 and $423,000 in cash and cash equivalents, respectively. As of September 30, 2017, Wize Israel had $572,000 in cash and cash equivalents.

As of September 30, 2017 and December 31, 2016, Wize Israel had $1,082,000 and $406,000 of outstanding loans (including Convertible Loans), including interest and discounts, respectively, all of which relates to the Convertible Loans, as described below.

As of September 30, 2017, December 31, 2016 and December 31, 2015, Wize Israel had ($862,000), ($750,000) and $184,000 of working capital (deficit), respectively. As of September 30, 2017, Wize Israel had an accumulated deficit of $25,547,000. The increase in working capital deficit was primarily due to additional loan amounts that have been received during the nine months ended September 30, 2017 by Wize Israel from Ridge, and other lenders through loans (including Convertible Loans) as described below, reclassification of license purchase obligations from being a non-current liability to a current liability, based on the repayment terms under the LO2A License Agreement and increase in accrued expenses due to professional services. Since the LO2A License Agreement relates to an exclusive license to develop LO2A in the United States, Israel, Ukraine and China, and to purchase, market, sell and distribute LO2A in finished product, which product has not yet been approved by the FDA, Wize Israel determined, that the current status of LO2A is in substance an In-Process Research and Development asset (“IPR&D”). As the IPR&D was received by Wize Israel through a direct acquisition and not through a business combination and as it was determined that the IPR&D does not have future alternative use, the acquisition cost, together with the related direct expenses (including the stock-based compensation) are recorded as part of Wize Israel’s R&D expenses.

The following table presents the major components of net cash flows (used in) provided by operating, investing and financing activities for the periods presented:

	Year Ended December 31,
	2016	2015

Net cash used in operating activities	$(874,000)	$(509,000)
Net cash used in investing activities	$(1,000)	$(12,000)
Net cash provided by financing activities	$473,000	$945,000

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

For the years ended December 31, 2016 and 2015, net cash used in operating activities was $874,000 and $509,000, respectively. The increase in net cash used in operating activities was due to a decrease in net loss of $716,000, a decrease in IPR&D acquired with no alternative use of $1,201,000, an increase in stock-based compensation expenses of $54,000, an increase in amortization of beneficial conversion feature, debts issuance costs and accrued interest on the 2016 Loan of $138,000, a decrease in change in the fair value of derivative liability for Right to Future Investment of $76,000, an increase in other accounts receivable and other accounts payable of $8,000 and a decrease in change in the fair value of license purchase obligations of $5,000.

For the years ended December 31, 2016 and 2015, net cash used in investing activities was $1,000 and $12,000, respectively. Cash was used primarily for investments in restricted bank deposits in connection with the Wize Israel’s credit cards in 2015 of $10,000 and purchase of property and equipment of $1,000.

For the years ended December 31, 2016 and 2015, net cash provided by financing activities was $473,000 and $945,000, respectively. Cash was provided in 2016 primarily by proceeds of $117,000 that were received from one of the Interim Loans and the net proceeds of $508,000 that were received from the 2016 Loan Agreement. Wize Israel received $1,044,000 of proceeds from shareholders’ investments in 2015. Repayment of the license purchase obligation to Resdevco was $152,000 in 2016 compared to $99,000 in 2015.

The following table presents the major components of net cash flows (used in) provided by operating, investing and financing activities for the periods presented:

	Nine Months Ended September 30,
	2017	2016
	Unaudited
Net cash used in operating activities	$(983,000)	$(655,000)
Net cash used in investing activities	$(2,000)	$(1,000)
Net cash provided by financing activities	$1,511,000	$356,000

Nine Months Ended September 30, 2017 Compared to the Nine Months Ended September 30, 2016

For the nine months ended September 30, 2017 and 2016, net cash used in operating activities was $983,000 and $655,000, respectively. The increase in net cash used in operating activities was due to an increase in net loss of $1,198,000, also impacted by an increase in stock-based compensation expenses of $12,000, an increase in amortization of beneficial conversion feature, debts issuance costs and accrued interest on the 2016 Loan and 2017 Loan of $677,000, an increase in change in the fair value of derivative liability for Right to Future Investment of $246,000, a net increase in trade payable of $31,000, a decrease in other account payables of $52,000, an increase in other account receivables of $23,000 and a decrease in foreign currency adjustment related to license purchase obligation of $21,000

For the nine months ended September 30, 2017 and 2016, net cash used in investing activities was $2,000 and $1,000, respectively. Cash was used primarily for the purchase of property and equipment.

For the nine months ended September 30, 2017 and 2016, net cash provided by financing activities was $1,511,000 and $356,000, respectively. Cash was provided primarily by proceeds from loans from Ridge of $82,000 during the nine months ended September 30, 2017, issuance of Convertible Loans, net of issuance costs of $620,000 during the nine months ended September 30, 2017 compared to $508,000 during the nine months ended September 30, 2016 and issuance of shares of $963,000. In addition, during the nine months ended September 30, 2017, Wize repaid to Resdevco $154,000, a portion of Wize Israel’s minimum obligations under the LO2A License Agreement compared to $152,000 during the nine months ended September 2016.

Outlook

According to management estimates, liquidity resources as of September 30, 2017 will not be sufficient to maintain Wize Israel’s planned level of operations for the next 12 months. In particular, Wize Israel intends to seek the agreement of the lenders to convert the Convertible Loans into shares before the maturity date and to raise additional funding. However, for a long-term solution, Wize Israel will need to seek additional capital for the purpose of implementing its business strategy and managing its business and developing drugs. Conducting clinical trials and commercializing products is expensive and Wize Israel will need to raise substantial additional funds to achieve its strategic objectives. Wize Israel has not yet generated any revenues from its current operations, and therefore is dependent upon external sources for financing its operations. Wize Israel will require significant additional financing in the near future. Additional financing may not be available on acceptable terms, if at all. Wize Israel’s future capital requirements as well as the ability to obtain financing will depend on many factors, including those listed under “RISK FACTORS – Risks Related to the Business of Wize Israel” beginning on page 23 of the Proxy Statement/Prospectus. As of September 30, 2017, Wize Israel has an accumulated deficit and a shareholders’ deficiency. In addition, during the nine months ended September 30, 2017 and in each of the years ended December 31, 2016 and 2015, Wize Israel reported losses and negative cash flows from operating activities. Wize Israel’s management considered the significance of such conditions in relation to its ability to meet its current and future obligations and determined that such conditions raise substantial doubt about Wize Israel’s ability to continue as a going concern. As such, the opinion of Wize Israel’s independent registered public accounting firm in its audited financial statements as of and for the year ended December 31, 2016 contains an emphasis of matter paragraph regarding substantial doubt about Wize Israel’s ability to continue as a going concern. Substantial doubt about Wize Israel’s ability to continue as a going concern could materially limit Wize Israel’s ability to raise additional funds through the issuance of new debt or equity securities or otherwise. Future reports on Wize Israel’s financial statements may also include an emphasis of matter paragraph with respect to its ability to continue as a going concern.

Wize Israel currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources, other than the 2017 PIPE. Until Wize Israel can generate significant continuing revenues, Wize Israel expects to satisfy its future cash needs through debt or equity financings, or by out-licensing its distribution rights. Wize Israel cannot be certain that additional funding will be available to it on acceptable terms, or at all. If funds are not available, Wize Israel may be required to delay, reduce the scope of, or eliminate one or more of its commercialization efforts.

Wize Israel is addressing its liquidity issues by implementing initiatives to raise additional funds as well as other measures that it believes will allow it to continue as a going concern. Such initiatives may include monetizing of its assets, including, following the Merger, to realize the Company’s remaining investment in Can-Fite’s shares.

Principal Financing Activities. The following is a summary of the equity and debt financings conducted by Wize Israel since the Creditors’ Arrangement:

In December 2014, an Israeli court approved a creditors arrangement (the “Creditors’ Arrangement”) under the Israeli Companies Law between Wize Israel (then known as Star Night Technologies Ltd.), its creditors and its shareholders, in which Wize Israel was purchased by a group of investors led by Ridge. Upon the completion of the Creditors’ Arrangement, all of Wize Israel’s assets, rights and obligations were transferred to the creditors’ arrangement fund, so that Wize Israel’s equity after the approval of such arrangement was zero and Wize Israel remained a public shell company without any activity, rights or obligations. The Creditors’ Arrangement was completed in February 2015. In connection with the Creditors’ Arrangement, on February 15, 2015, Wize Israel issued 16,615,368 ordinary shares of Wize Israel, in the aggregate, to Ridge, Zrachia, Avner Arazi (“Arazi”) and Amir Bramli (“Bramli”, and together with Ridge, Zrachia and Arazi, the “2015 Investors”), in exchange for their purchase of the public shell for NIS 1,800,000 (approximately $515,000). In addition, on April 7, 2015, for no consideration, the 2015 Investors provided Wize Israel with a capital amount of NIS 4,056,000 (approximately $1,200,000) in cash.

As of September 30, 2017, Wize Israel had a total principal and accrued interest balance of NIS 5.1 million (approximately $1.5 million) of loans (including interest) outstanding under the Convertible Loans described below, of which (1) Ridge extended a principal amount of NIS 1.0 million, (2) Rimon Gold extended a principal amount of NIS 3.0 million, and (3) Shimson Fisher (“Fisher”) (not affiliated, to Wize Israel’s knowledge, with Ridge or Rimon Gold) extended a principal amount of NIS 1.0 million. Below is a summary of the material provisions of the Loan Agreements.

The 2016 Loan. On March 20, 2016, Wize Israel entered into a Convertible Loan (as amended on March 30, 2016, the “2016 Loan Agreement”) with Rimon Gold, whereby Rimon Gold extended a loan in the principal amount of up to NIS 2 million (approximately $519,000), which bears interest at an annual rate of 4% (the “2016 Loan”). Pursuant to the 2016 Loan Agreement, as modified by the 2017 Loan Agreement described below, the 2016 Loan has a maturity date of December 31, 2017.

Under the 2016 Loan Agreement, Rimon Gold has the right, at its sole discretion, to convert any outstanding portion of the 2016 Loan, but not less than NIS 100,000 (approximately $26,000), into Wize Israel ordinary shares at a conversion price per share of NIS 0.6358 (approximately $0.16), subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement. As a result of the Merger and based on the Exchange Ratio, the conversion price per share for the 2016 Loan was adjusted to NIS 0.15 (approximately $0.04).

In order to secure its obligations and performance pursuant to the 2016 Loan Agreement, Wize Israel recorded a first priority fixed charge in favor of Rimon Gold on all of Wize Israel’s rights, including its distribution rights, under the LO2A License Agreement, and a first priority floating charge on all of Wize Israel’s rights, title and interest in all of its assets, as they may exist from time to time (the agreements relating to such charges being referred to as the “Security Agreements”).

Rimon Gold is entitled, under certain circumstances, to demand repayment of the 2016 Loan, including among others: (i) if Wize Israel breaches or fails to perform or is shown to have made a false statement, under the 2016 Loan Agreement or the Security Agreements; (ii) any failure of Wize Israel to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of Wize Israel; (v) if Wize Israel files a motion to stay proceedings; (vi) upon the expiration or termination of the LO2A License Agreement or if any party is in material breach of the LO2A License Agreement or if any party notifies the other of its intention to terminate the LO2A License Agreement; (vii) an adverse material change; and (viii) upon the non-performance of Wize Israel pursuant to the 2017 Loan Agreement described below.

The 2016 Loan Agreement and the Security Agreements contain a number of other restrictive covenants that limit Wize Israel’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of Wize Israel’s business; restrictions on payments to related parties; restrictions on conducting rights offerings, and on the distribution of dividends.

In addition, under the 2016 Loan Agreement, as modified by the 2017 Loan Agreement, Rimon Gold has the right, until the lapse of 18 months following the conversion of the loan granted by Rimon Gold under the 2016 Loan Agreement, to invest up to NIS 3 million, in the aggregate, at an agreed price per share, which was adjusted based on the Exchange Ratio from NIS 0.85 (approximately $0.22) to NIS 0.21 (approximately $0.06), if Wize Israel conducts any equity financing.

The 2017 Loan. On January 15, 2017, Wize Israel entered into a Convertible Loan (the “2017 Loan Agreement”) with Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher (together, the “2017 Lenders”), whereby each of the lenders extended a loan in the principal amount of up to NIS 1 million (approximately $283,000) and in the aggregate principal amount of up to NIS 3 million (approximately $850,000), which bears interest at an annual rate of 4% (the “2017 Loan”). Pursuant to the 2017 Loan Agreement, the 2017 Loan has a maturity date of December 31, 2017.

Under the 2017 Loan Agreement, each of the 2017 Lenders has the right, at its sole discretion, to convert any outstanding portion of the 2017 Loan, but no less than NIS 100,000 (approximately $28,000), that the lender provided to Wize Israel (each such portion converted, the “Converted Loan Amount”) into Wize Israel ordinary shares at a conversion price per share equal to the lower of (1) NIS 1.00 (approximately $0.28) and (2) the lowest price per share of Wize Israel in any offering made by Wize Israel following the date of the 2017 Loan Agreement and through the date of such requested conversion, subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement (the “2017 Loan Conversion Price”). As a result of the 2017 PIPE, the 2017 Loan Conversion Price for Rimon Gold, Fisher and Ridge was adjusted to NIS 0.70 (approximately $0.20), and as a result of the Merger, the 2017 Loan Conversion Price of NIS 0.70 (approximately $0.20) was adjusted in accordance with the Exchange Ratio to NIS 0.17 (approximately $0.05).

In addition, the 2017 Loan Agreement grants the 2017 Lenders, for a period of 18 months following the conversion of the Converted Loan Amount, the right to make investments in Wize Israel in an amount equal to NIS 1.50 for each NIS 1.00 of its respective Converted Loan Amount, at an agreed price per share equal to 120% of the applicable 2017 Loan Conversion Price.

Ridge is entitled, under certain circumstances, to demand repayment of the 2017 Loan, including: (i) if Wize Israel breaches or fails to perform or is shown to have made a false statement, under the 2017 Agreement or the Security Agreements; (ii) any failure of Wize Israel to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of Wize Israel; (v) if Wize Israel files a motion to freeze proceedings; and (vi) an adverse material change.

The 2017 Loan contains a number of restrictive covenants that limit Wize Israel’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of Wize Israel’s business; restrictions on payments to related parties; and on the distribution of dividends.

It should be noted that, prior to entering into the 2017 Loan Agreement, Ridge provided the following three loans to Wize Israel, all of which bore interest at an annual rate equal to the interest rates of the Israeli government bonds: (1) NIS 250,000 was extended in November 2016, (2) NIS 300,000 was extended in December 2016 and (3) NIS 200,000 was extended in February 2017 (together, the “Ridge Interim Loans”). On March 30, 2017, after Ridge already provided NIS 250,000 under the 2017 Loan Agreement out of the NIS 1 million committed by Ridge thereunder, Ridge exercised its right to have the Ridge Interim Loans being treated as a portion of the remaining NIS 1 million.

In addition, as part of the 2017 Loan Agreement, Wize Israel and the other lenders agreed that (1) the security interests made under the Security Agreements will also serve to secure the loans made by Rimon Gold under the 2017 Loan Agreement, and (2) Rimon Gold will have the right to be repaid the full 2016 Loan prior to any repayment of the 2017 Loan.

Rimon Gold and Ridge Consents to the Merger Agreement. In connection with the Merger Agreement, Wize Israel sought and obtained the written consents of Rimon Gold and Ridge to the transactions contemplated by the Merger Agreement. The consent provided by Rimon Gold provided that it is based upon, among other things, the following obligations: (1) following the closing of the Merger Agreement, the Company will assist Rimon Gold with its filing requirements, if any, with the SEC with respect to beneficial ownership and similar reports; and (2) at closing of the Merger Agreement, the Company will execute and deliver to Rimon Gold the an Irrevocable Guaranty and Undertaking (the “Guaranty”).

Under the Guaranty, the Company irrevocably guarantees Wize Israel’s obligations to Rimon Gold under the Convertible Loans. In addition, the Guaranty contains a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; and on the distribution of dividends.

2017 PIPE. On June 23, 2017, Wize Israel entered into a Private Placement Agreement (the “2017 PIPE Agreements”) with each of Eliahu Peretz (“Peretz”), Yaacov Zrachia (“Zrachia”), Simcha Sadan (“Sadan”) and Jonathan Brian Rubini (“Rubini”, and together with Peretz, Zrachia and Sadan, the “2017 PIPE Investors”). Pursuant to the 2017 PIPE Agreements, the 2017 PIPE Investors invested a total of up to NIS 3.49 million (approximately $1 million) in exchange for a total of 4,985,714 ordinary shares of, at a price per share of NIS 0.70 (approximately $0.20), with Peretz investing NIS 490,000 (approximately $132,000) in exchange for the private placement of 700,000 ordinary shares of Wize Israel (the “Peretz Financing”) and each of Zrachia, Sadan and Rubini (the “Other Investors”) investing NIS 1 million (approximately $282,000) in exchange for the private placement of 1,428,571 ordinary shares of Wize Israel each (together, the “Other Financing”).

Subject to the closing of the Merger, Wize Israel also undertook to cause the Company to grant warrants to each of the 2017 PIPE Investors (the “Warrants”), with each Warrant being exercisable into one share of common stock of the Company, with a term of three years from the date of grant. According to the 2017 PIPE Agreements, the number of Warrants and the exercise price thereof will reflect, prior to giving effect to an adjustment based on the exchange ratio, (i) 735,000 warrants to Peretz and (ii) 1,500,000 warrants to each of the Other Investors, each warrant exercisable into one ordinary share of Wize Israel, at an exercise price of NIS 1.20 per share (approximately $0.34). Based on the Exchange Ratio, Peretz was granted 3,046,266 Warrants and each of the Other Investors was granted 6,216,869 Warrants, each at an exercise price of $0.082.

On June 22, 2017, Ridge provided notice to Wize Israel that it has waived its right to adjust the 2017 Loan Conversion Price in connection with the Peretz Investment. On July 4, 2017, Wize Israel completed the Peretz Investment. However, Ridge did not waive its right to adjust the 2017 Loan Conversion Price in connection with the Other Investments. On July 31, 2017, at a general meeting of the shareholders of Wize Israel, the Other Investments was approved and on August 7, 2017 Wize Israel completed the Other Investments.

Contractual Obligations and Commitments

As a smaller reporting company, Wize Israel is not required to provide the disclosure required by this item.

Off-Balance Sheet Arrangements

As of September 30, 2017 and December 31, 2016, Wize Israel does not have any off-balance sheet arrangements, as such term is defined under Item 303 of Regulation S-K, that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recently Issued Accounting Pronouncements

For information with respect to recent accounting pronouncements, see Note 2u to the audited consolidated financial statements of Wize Israel filed as Exhibit 99.1 to this Report.

Critical Accounting Policies

The preparation of consolidated financial statements requires Wize Israel to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Wize Israel’s significant accounting policies, which include its management’s best estimates and judgments, are included in Note 2 to the annual consolidated financial statements of Wize Israel for the year ended December 31, 2016 filed as Exhibit 99.1 to this Report.

Qualitative and Quantitative Disclosures about Market Risk

As a smaller reporting company, Wize Israel is not required to provide the disclosure required by this item.

Properties

The properties of the Company following the Merger are described in the Proxy Statement/Prospectus in the section entitled “Properties” on page 112 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information immediately following the Merger regarding the beneficial ownership of the Company’s common stock by (i) those persons who are known to the Company to be the beneficial owner(s) of more than 5% of the Company’s common stock, (ii) each of the Company’s directors and named executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Wize Pharma Ltd., 5b Hanagar Street, Hod Hasharon, Israel 4527708. As November 16, 2017, immediately following the Merger, there were 104,412,510 shares of Company common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock of the Company subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, notes, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% and Greater Shareholders
Rimon Gold Assets Ltd. (1)	41,999,710	28.7%
Ridge Valley Corporation (2)	33,352,640	28.3%
Yaakov Zerahia (3)	18,500,195	16.7%
Simcha Sadan (4)	16,388,217	14.8%
Shimshon Fisher (5)	13,469,281	11.4%
Jonathan Rubini (6)	12,137,695	11.0%
Erez Haver, Adv. in trust for Amir Bramli(7)	8,788,912	8.4%
Can-Fite BioPharma Ltd. (8)	8,563,254	8.2%
Erez Haver, Adv. and Yehuda Brami, Adv., in trust for Avner Arazi(9)	6,164,724	5.9%
Yossef Peretz (10)	5,947,471	5.5%
Named Executive Officers and Directors
Ron Mayron	630,208	*
Yossi Keret		-
Dr. Franck Amouyal		-
Joseph Zarzewsky		-
Michael Belkin, Ph.D. (11)	52,222	*
Or Eisenberg		-
Noam Danenberg (12)	1,401,937	1.3%
Executive Officers and Directors as a Group (7 Persons)		1.9%

*	Represents ownership of less than 1%

(1)

Represents (i) 19,970,750 shares of common stock issuable upon the conversion of the Convertible Loans and (ii) 22,028,960 shares of common stock issuable upon the exercise of the Future Investment Rights. Rimon Gold is an Israeli private company wholly owned by the Goldfinger Trust (the "Trust"), whose trustee is Abir Raveh (the "Trustee") and whose beneficiary is Yair Goldfinger.  The Trust directs the management of Rimon Gold, its investment and voting decisions and the Trustee directs the management of the Trust, its investment and voting decisions.  The address of Rimon Gold, the Trust and the Trustee is 32 Habarzel, Tel Aviv, Israel. Mr. Goldfinger does not direct the management of Rimon Gold, the Trust or the Trustee, its investment or voting decisions and disclaims beneficial ownership of the shares reported in this table.

(2)	Represents (i) 19,853,641 shares of common stock, (ii) 6,097,965 shares of common stock issuable upon the conversion of the Convertible Loans and (iii) 7,401,034 shares of common stock issuable upon the exercise of the Future Investment Rights. Ridge is a Seychelles corporation, whose address is Room 206, Premier Building, P.O Box 332, Victoria, Mahe, Seychelles. Priscilla Julie is the sole director of Ridge and holds the voting and dispositive power of the shares of common stock beneficially owned by Ridge. Noam Danenberg, the Company’s Chief Operating Officer, is also the son-in-law of Mrs. Hanna Harpaz, who owns 49% of Ridge.

(3)

Represents (i) 12,283,326 shares of common stock and (ii) 6,216,869 shares of common stock issuable upon the exercise of the PIPE Warrants.  The address for Mr. Zerahia is 10 Tzemach Tzedek Street, Lod, Israel.

(4)	Represents (i) 10,171,348 shares of common stock and (ii) 6,216,869 shares of common stock issuable upon the exercise of the PIPE Warrants. The address for Mr. Sadan is Hashunit 10, Herzliya, Israel.

(5)	Represents (i) 6,068,248 shares of common stock issuable upon the conversion of the Convertible Loans and (ii) 7,401,033 shares of common stock issuable upon the exercise of the Future Investment Rights. The address of Mr. Fisher is 3 HaRav Shmuel Rozovski Street, Bnei Brak, Israel.

(6)	Represents (i) 5,920,826 shares of common stock and (ii) 6,216,869 shares of common stock issuable upon the exercise of the PIPE Warrants. The address for Mr. Rubini is 2655 Marston Drive, Anchorage, Alaska 99517.

(7)	To the knowledge of the Company, the shares of common stock are held by Erez Haver, Adv., who was court-appointed as liquidator of a company affiliated with, and holds such shares in trust for, Amir Bramli. The address of Advocate Erez Haver is APM House, 18 Raoul Wallenberg St., Building D, 6th floor, Tel Aviv, Israel.

(8)	The address of Can-Fite BioPharma Ltd. is 10 Bareket Street, Kiryat Matalon, P.O. Box 7537, Petah-Tikva, 49170, Israel.

(9)

To the knowledge of the Company, the shares of common stock are held by Erez Haver, Adv. and Yehuda Bramli, Adv., who were court-appointed as joint receivers on the assets of, and hold such shares in trust for, Avner Arazi. The address of Advocate Erez Haver is APM House, 18 Raoul Wallenberg St., Building D, 6th floor, Tel Aviv, Israel.

(10)

Represents (i) 2,901,205 shares of common stock and (ii) 3,046,266 shares of common stock issuable upon the exercise of the PIPE Warrants. The address of Mr. Peretz is Ben Gurion 88 BLVD., Kiryat Malachi, Israel.

(11)	Represents 52,222 shares of common stock issuable upon exercise of vested options.

(12)	The shares of common stock are held by Mr. Danenberg through a company where Mr. Danenberg holds a minority interest and he does not serve as a director or an officer. See footnote 2 above.

Directors and Executive Officers

The Company’s directors and executive officers following the Merger are described in the Proxy Statement/Prospectus in the section entitled “Management of OphthaliX Following the Merger” beginning on page 121 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s executive officers and directors following the Merger is described in the Proxy Statement/Prospectus in the section entitled “Management of OphthaliX Following the Merger” beginning on page 121 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Related Party Transactions” beginning on page 126 and are incorporated herein by reference.

Legal Proceedings

Legal proceedings of the Company and Wize Israel are described in the Proxy Statement/Prospectus in the section entitled “Legal Proceedings” on pages 87 and 112, respectively, and are incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Market price and dividend information of the Company is described in the Proxy Statement/Prospectus in the section entitled “Market Price and Dividend Information” on page 11 and is incorporated herein by reference.

Recent Sales of Unregistered Securities

The Company has not sold any unregistered securities within the past three years from the Closing Date. The issuance of the shares of the Company’s common stock to the former shareholders of Wize Israel and holders of the Convertible Loans was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-219514) (the “Registration Statement”).

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of OphthaliX Capital Stock” beginning on page 44 and is incorporated herein by reference. In addition, the disclosure set forth in Item 5.03 of this Report is incorporated herein by reference.

Indemnification of Directors and Officers

The description of indemnification is contained in “Item 20. Indemnification of Directors and Officers” on page II-1 of the Registration Statement filed with the SEC on September 5, 2017 and is incorporated herein by reference. In addition, the disclosure contained in the Proxy Statement/Prospectus in the section entitled “Director Indemnification and Insurance” on page 80 is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning certain financial statements and supplementary data, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Report concerning changes to Wize Israel’s independent registered public accounting firm, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report listing financial statements incorporated by reference and exhibits required by Item 601 of Regulation S-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Merger, Wize Israel became a wholly-owned subsidiary of the Company. Wize Israel is party to the Convertible Loans described above.

Item 3.03.	Material Modifications to Rights of Security Holders.

The disclosure set forth in Items 2.01 and 5.03 to this Report is incorporated into this item by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY”), the Company’s pre-Merger independent registered public accounting firm since 2011 will continue to serve as the Company’s independent registered public accounting firm. Accordingly, Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton”), the independent registered public accounting firm of Wize Israel was deemed to be dismissed effective upon the closing of the Merger.

None of the reports of Grant Thornton on Wize Israel’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton’s report on Wize Israel’s audited financial statements for the years ended December 31, 2016 and 2015, included an emphasis of matter paragraph indicating that there is substantial doubt about Wize Israel’s ability to continue as a going concern.

During Wize Israel’s two most recent years ended December 31, 2016 and 2015, and the subsequent interim periods preceding their dismissal, there were (i) no disagreements with Grant Thornton, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement in connection with their report on Wize Israel’s financial statements and (ii) no reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this Report, neither Wize Israel nor anyone on its behalf has previously consulted with EY regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Wize Israel’s financial statements, and neither a written report was provided nor oral advice was provided to Wize Israel that concluded was an important factor considered by Wize Israel in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

The Company provided Grant Thornton with a copy of the disclosures it is making in this Report and has requested that Grant Thornton furnish it with a letter addressed to the SEC stating whether they agree with the above statements. A copy of Grant Thornton’s letter is filed herewith as Exhibit 16.1.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, the Company experienced a change in control with the former shareholders of Wize Israel effectively acquiring control of the Company. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Prior to the consummation of the Merger, on November 15, 2017, the Company filed an amendment to its Certificate of Incorporation changing its name to “Wize Pharma, Inc.” and increasing the authorized shares of common stock from 100,000,000 to 500,000,000.

The foregoing description of the amendment to the Company’s Certificate of Incorporation is qualified entirely by reference to the full text of the Certificate of Amendment of Certificate of Incorporation which is attached hereto as Exhibit 3.3 and is incorporated by reference herein.

Item 5.06.	Change in Shell Company Status.

Prior to the Merger, the Company was a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. As a result of the Merger, the Company ceased being a “shell company.” Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “The Merger” beginning on page 59 and “The Merger Agreement” beginning on page 73, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report. The information contained in this Report as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On November 21, 2017, the Company posted a corporate presentation on the Company’s website at www.wizepharma.com, a copy of which is furnished as Exhibit 99.4 hereto, pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.4 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statement and Exhibits.

(a)-(b)	Financial Statements.

The Consolidated Financial Statements as of December 31, 2016 and 2015 of Wize Israel are incorporated herein by reference from the Consolidated Financial Statements contained in the Proxy Statement/Prospectus beginning on page F-35.

The Unaudited Consolidated Financial Statements as of September 30, 2017 of Wize Israel are filed in this Report as Exhibit 99.2.

The Unaudited Pro Forma Consolidated Financial Statements are filed in this Report as Exhibit 99.3.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of May 21, 2017, by and among the Company, Bufiduck Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 31, 2017, by and among the Company, Bufiduck Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 1, 2017)

2.3	Acquisition Agreement, dated November 21, 2011, with Can-Fite Biopharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011)

2.4	Agreement and Plan of Merger, dated February 24, 2012 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

2.5	Delaware Certificate of Merger (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

2.6	Nevada Articles of Merger (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

3.1	Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

3.2	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on July 18, 2013)

3.3#	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017

3.4	Bylaws (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 10, 2013)

10.1	Stock Purchase Agreement, dated November 21, 2011, with Can-Fite Biopharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011)

10.2+	2012 Stock Incentive Plan (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on February 9, 2012)

10.3+	2012 Stock Incentive Plan, Annex A (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013)

10.4	Agreement dated July 1, 2013, with Michael Belkin (Incorporated by reference to Company’s Registration Statement on Form S-1 filed July 2, 2013)

10.5	Form of Stock Purchase Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

10.6	Form of Termination of License Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

10.7	Form of Termination of Services Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

10.8	Exclusive Distribution and Licensing Agreement dated May 1, 2015 between Resdevco Ltd. and Wize Pharma Ltd. (formerly Star Night Technologies Ltd.) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.9	Amendment to Licensing Agreement dated November 22, 2015 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.10	Amendment No. 2 to Licensing Agreement dated March 20, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.11	Amendment No. 1 to Licensing Agreement – Israeli Market dated May 31, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.12	Amendment No. 2 to Licensing Agreement – Ukraine Market dated May 31, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.13	Addition to Amendment to Licensing Agreement dated January 6, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.14	Second Addition to Amendment to Licensing Agreement dated March 30, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.15	Correction to Licensing Agreement dated June 16, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.16	Appendix F to Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma Ltd. signed on May 1, 2015 dated July 20, 2017 (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.17	Appendix G to Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma Ltd. signed on May 1, 2015 dated July 20, 2017 (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.18	Assumption Agreement dated August 30, 2016 between Resdevco Ltd. and OcuWize Ltd (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.19	Convertible Loan Agreement dated March 20, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.20	Addendum to Convertible Loan Agreement dated March 30, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.21	Second Convertible Loan Agreement dated January 12, 2017 between Wize Pharma Ltd. Ridge Valley Corporation and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.22	Debenture Floating Charge dated March 20, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.23	Debenture - Fixed Charge dated March 20, 2016 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.24	Debenture Floating Charge dated October 26, 2016 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.25	Debenture – Fixed Charge dated October 26, 2016 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.26	Amendment to Debenture – Floating Charge dated March 28, 2017 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.27	Amendment to Debenture – Fixed Charge dated March 28, 2017 between Wize Pharma Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.28	Amendment to Debenture – Floating Charge dated March 28, 2017 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.29	Amendment to Debenture – Fixed Charge dated March 28, 2017 between Ocu Wize Ltd. and Rimon Gold Assets Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.30	Form of Irrevocable Guaranty and Undertaking (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.31	Private Placement Agreement dated May 25, 2017 between Wize Pharma Ltd. and Jonathan Brian Rubini (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.32	Addendum to Private Placement Agreement dated June 15, 2017 between Wize Pharma Ltd. and Jonathan Brian Rubini (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.33	Private Placement Agreement dated June 23, 2017 between Wize Pharma Ltd. and Simcha Sadan (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.34	Private Placement Agreement dated June 23, 2017 between Wize Pharma Ltd. and Yaacov Zrachia (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.35	Private Placement Agreement dated June 23, 2017 between Wize Pharma Ltd. and Peretz Yosef Eliahu (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.36+	Employment Agreement dated September 30, 2015 between Wize Pharma Ltd. and Or Eisenberg (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.37+	Agreement for Provision of Services Agreement dated September 30, 2015 between Wize Pharma Ltd. and N Danenberg Holdings (2000) Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.38+	Agreement for Provision of Services Agreement dated September 30, 2015 between Wize Pharma Ltd. and Ron Mayron (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.40	Finder’s Agreement dated June 19, 2017 between Wize Pharma Ltd. and Harbin Israel (Trading) Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.41#	Letter dated September 6, 2017 from Resdevco Ltd.

10.42#	Agreement dated September 25, 2017 between Resdevco Ltd. and Wize Pharma Ltd.

16.1#	Letter dated November 21, 2017 from Fahn Kanne & Co. Grant Thornton Israel as to the change in certifying accountant

21.1#	Subsidiaries of the Company

99.1	Audited financial statements of Wize Pharma Ltd. as of and for the fiscal years ended December 31, 2016 and 2015 (Incorporated by reference to Company’s Proxy Statement/Prospectus filed with the SEC on September 8, 2017)

99.2#	Unaudited consolidated financial statements of Wize Pharma Ltd. as of and for the three and nine months ended September 30, 2017 and 2016

99.3#	Unaudited Pro Forma Consolidated Financial Statements for the fiscal year ended December 31, 2016 and as of and for the nine months ended September 30, 2017

99.4#	Corporate Presentation dated November 2017

#	Filed herewith

†	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

+	Management compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: November 21, 2017	By:	/s/ Or Eisenberg

Name:	Or Eisenberg
Title:	Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary